UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2007

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 10, 2007, Business Staffing, Inc. (“Business Staffing”), a wholly owned subsidiary of Kaiser Ventures LLC (“Kaiser”), entered into new employment agreements with Kaiser’s executive officers and adopted other new compensation plans as more fully discussed in Item 5.02 below, which discussion is incorporated herein by this reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Kaiser’s Human Relations Committee along with Business Staffing, have been engaged in an extensive review of the existing compensation agreements and plans for the executive officers of Kaiser. The review recognized that elements of the compensation of the executive officers of Kaiser have been adopted and implemented at various times over the years in relation to the Kaiser’s Cash Maximization Plan but the original estimates of the timing of such plan’s complete implementation and realization have proven to be too optimistic. Accordingly, Kaiser along with Business Staffing developed modified or new compensation agreements and plans that will, among other things, further align the interests of the executive officers with those of the members of Kaiser and that will encourage the retention of the executive officers. Business Staffing leases employees, including the executive officers of Kaiser, to Kaiser.

As discussed in more detail below Business Staffing, adopted or entered into: (i) new employment agreements with each of the executive officers of Kaiser; (ii) a new executive officer performance based bonus plan; and (iii) a new deferred compensation plan. Business Staffing leases employees to Kaiser Ventures. If not previously funded, Business Staffing will bill Kaiser the amounts that may be payable by Business Staffing under the terms of the foregoing compensation plans and agreements pursuant to its Services Agreement with Kaiser dated January 1, 2003.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

On January 10, 2007, Business Staffing entered into new employment agreements with each of the executive officers of Kaiser with the new employment agreements being effective as of January 1, 2007. The following summary is qualified in its entirety by the respective employment agreements filed as exhibits to this Report on Form 8-K.

Except for the name, title, duties, amount of salary, and a special bonus that may be earned by James Verhey upon the sale of Kaiser’s interest in the West Valley MRF, the terms of the new employment agreements are the same in all material respects. The agreements commence as of January 1, 2007, and continue for a term of five (5) years (the “Initial Term”) and continue thereafter on a month-to-month basis until Kaiser has disposed of all of its material assets. Under the terms of the employment agreements, Messrs. Stoddard, Verhey and Cook have base salaries of $332,945; $152,640 and $275,450, respectively. Base salaries will be adjusted annually by no less than utilizing the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, published by the Bureau of Labor Statistics of the United Stated Department of Labor.

During the term of their employment, each executive officer is to be awarded 25,000 Kaiser Class A Units as of January 15 of each year beginning January 15, 2007; provided, however, the amount of the annual award of units will be reviewed prior to the January 15, 2010 grant.

The discretionary annual bonus for executive officers was eliminated in the new employment agreements. A new performance based incentive bonus program was adopted as discussed in more detail below.

Unique to Mr. Verhey’s employment agreement is that if during his employment Kaiser’s interest in the West Valley MRF is sold, he will be paid a bonus based upon the collected net sales price. At this time, the projected bonus would be approximately $100,000 but the actual amount of the bonus would increase or decrease if the value of Kaiser’s West Valley MRF interest increases or decreases after January 1, 2007.

Like all other employees, the executive officers receive medical, dental, vision, and long-term disability insurance benefits. In addition, like other employees employed more than five (5) years, the executive officers have the opportunity to participate in life insurance whereby Business Staffing will pay two-thirds (2/3) of the premium on a life insurance policy or policies with a total benefit equal to three times an employee’s salary. As in previous employment agreements, Mr. Cook receives a car allowance of $600 per month and Messrs. Stoddard and Verhey are reimbursed for their commuting costs to Ontario, California and any rental car and lodging costs. In addition, the new employment agreements provide that the executive officers are entitled to reimbursement of certain wellness benefits which are directed toward an annual medical physical and a comprehensive medical physical and appropriate tests every two (2) years. If an executive fails to timely have a comprehensive physical performed, the annual award of Class A Units for such executive will be delayed until such time as the comprehensive medical physical and any related medical tests are completed.

If any officer is terminated without cause during the Initial Term, including, among other reasons, constructive termination, such officer is entitled to receive cash severance pay equal to two (2) year’s base salary.

Severance is payable in one lump sum or, if mutually agreed by the executive and Business Staffing, over a period of time. In addition, Business Staffing will continue to pay benefits, such as health and dental insurance, for two years. In the event an executive officer voluntarily terminates his employment, Business Staffing will not be obligated to pay him any severance or other additional compensation, other than the compensation due and owing up to the date of termination.

None of the employment agreements contain “change of control” provisions.

Each executive officer can be terminated for “cause.” “Cause” is generally defined as:

a. Willful breach by an officer of any provision of his employment agreement, provided, however, if the breach is not a material breach, Business Staffing is required to give written notice of such breach and the officer shall have thirty (30) days in which to cure such breach. No written notice or cure period shall be required in the event of a willful and material breach of his agreement;

b. Gross negligence or dishonesty in the performance of the officer’s duties or possibilities under his employment agreement;

c. Engaging in conduct or activities or holding any position that materially conflicts with the interest of, or materially interferes with the officer’s duties and responsibilities to Business Staffing, Kaiser LLC or their respective affiliates; or

d. Engaging in conduct which is materially detrimental to the business of Business Staffing, Kaiser LLC or their respective affiliates.

No severance is payable if an executive is terminated for “cause.”

EXECUTIVE OFFICER NEW REVENUE INCENTIVE PARTICIPATION PLAN

On January 10, 2007, Business Staffing approved the “Executive Officer New Revenue Incentive Bonus Plan” to be effective commencing January 1, 2007 (the “Performance Bonus Plan”). The previous discretionary bonus plan was terminated and replaced with the Performance Bonus Plan. The following summary is qualified in its entirety by the Performance Bonus Plan filed as an Exhibit to this Report on Form 8-K.

Pursuant to this incentive plan, eighteen percent (18%) of the annual New Net Revenue of the Company, as defined in the Performance Bonus Plan shall be awarded as a bonus pool to the current executive officers and to any new executive officer as may be provided in the Performance Bonus Plan. Any performance bonus payable under the Performance Bonus Plan shall be paid equally among the executive officers and shall be paid 50% in Class A Units and 50% either in cash or by a contribution to the account of the respective officer under the SERP or any other tax deferred plan that may be established in the discretion of Business Staffing.

“NEW REVENUE” means all revenue generated from new lines of business or new sources of revenue for Kaiser that are not historically recurring revenues as of January 1, 2006. New Revenue does not include revenues generated from the sale of Kaiser’s existing assets and projects, except as provided in the Performance Bonus Plan, distributions from Kaiser’s interest in West Valley MRF, LLC, revenues generated as a result of landfill operations at Eagle Mountain, interest and investment income. “NEW REVENUE EXPENSES” means all incremental and new direct and indirect expenses incurred in the generation of New Revenue but New Revenue Expenses shall not include the amortization or depreciation cost of any existing asset or an allocation of any fixed expense or charge, including the allocation of the base salary and benefits of existing employee positions of the Company. “Net New Revenue” is the positive difference, if any, of New Revenue less New Revenue Expenses for any give calendar year. The Performance Bonus Plan is administered by a committee composed of the individuals serving on Kaiser’s Human Relations Committee. The bonus, if any, is to be paid by March 14 of each year.

DEFERRED COMPENSATION PLAN

Business Staffing adopted the “Business Staffing Supplemental Deferred Compensation Plan” (the “Plan”) and a related “Non-Qualified Deferred Compensation Plan Trust Agreement” (the “Trust”) on January 10, 2007.

The following summary is qualified in its entirety by the Plan and Trust filed as Exhibits to the Report on Form 8-K. Business Staffing will place into the Plan previously accrued amounts due Richard E. Stoddard and Terry L. Cook upon termination of their employment in the amount of $660,872 and $260,121, respectively. Like the terms of their previous employment agreements, the amounts in the Plan remain subject to forfeiture if the executive officer is terminated for “cause” as defined in the Plan (which is the same definition as contained the employment agreements of the executive officers) or if the officer should voluntarily terminate his employment. In addition, the amounts in the Plan fully vest if the executive officer is terminated without cause, is constructively terminated without cause, dies, is permanently disabled or upon completion of the initial term of their employment. Once vested, payments may commence, upon the officer’s death, permanent disability, or the termination of the officer for any reason except for “cause” as defined in the Plan. The Plan’s assets will be held through the Trust which is a “rabbi trust” and all investment earnings or losses shall accrue to account of each officer under the Plan.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

*10.1 Employment Agreement between Richard E. Stoddard and Business Staffing, Inc. dated as of January 1, 2007.

*10.2 Employment Agreement between James F. Verhey and Business Staffing, Inc. dated as of January 1, 2007.

*10.3 Employment Agreement between Terry L. Cook and Business Staffing, Inc. dated as of January 1, 2007.

*10.4 Executive Officer New Revenue Participation Incentive Plan.

*10.5 Business Staffing, Inc. Supplemental Deferred Compensation Plan adopted January 10, 2007.

*10.6 Non-Qualified Deferred Compensation Plan Trust Agreement between Business Staffing, Inc. and The Charles Schwab Trust Company as trustee dated January 10, 2007.

*	Management compensation plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: January 16, 2007	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel